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                                                                    EXHIBIT 99.1

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

        This AMENDMENT NO. 1 TO RIGHTS AGREEMENT is dated as of August 19, 1997 (this "Amendment") between Lam Research Corporation (the "Company"), a Delaware corporation, and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as rights agent (the "Rights Agent"), to the Rights Agreement (the "Rights Agreement"), dated as of January 23, 1997, between the Company and the Rights Agent.

                               W I T N E S S E T H

        WHEREAS, the Board of Directors of the Company has determined to amend the Rights Agreement (the terms defined therein and not otherwise defined herein being used herein as therein defined);

        NOW THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties hereto hereby agree as follows:

        SECTION 1. Amendment of Section 1 of Rights Agreement. The definition of "Acquiring Person" in Section 1(a) is amended in full to read as follows:

               (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding, but shall not include (i) the Company,
        (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (v) any Exempted Person, (vi) the various institutional investment accounts managed by affiliates of FMR Corp. ("FMR"), but only so long as (A) FMR is the Beneficial Owner of less than seventeen percent (17%) of the shares of Common Stock then outstanding and (B) FMR reports or is required to report such ownership on Schedule 13G of the Exchange Act or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any present intention to hold such shares of Common Stock with the purpose or effect of changing or influencing the control of the



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        Company, nor in connection with or as a participant in any transaction having such purpose or effect; provided, however, that if FMR becomes the Beneficial Owner of seventeen percent (17%) or more (but less than eighteen percent (18%), of the then outstanding shares of Common Stock and, within 10 Business Days of being requested by the Company to advise it regarding the same, FMR certifies to the Company that FMR acquired such shares of Common Stock in excess of seventeen percent (17%) inadvertently and FMR thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of seventeen percent (17%) or more of the shares of Common Stock then outstanding, then FMR shall not be deemed to be an "Acquiring Person" so long as the conditions set forth in clause (B) of this subparagraph (vi) continue to be satisfied, or (vii) any Person (other than FMR) who becomes the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding, or FMR becomes the Beneficial Owner of seventeen percent (17%) or more of the shares of Common Stock, outstanding, in each case, as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person or FMR, as the case may be, acquires beneficial ownership of additional shares of Common Stock representing one percent (1%) or more of the shares of Common Stock then outstanding.

        SECTION 2. Compliance with Rights Agreement. This Amendment is an amendment of the Rights Plan in compliance with Section 27 thereof.

        SECTION 3. No Other Amendments; Full Effect. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect in accordance with the provisions thereof.

        SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        SECTION 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State



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applicable to contracts made and to be performed entirely within such State.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                               LAM RESEARCH CORPORATION

        [SEAL]

                                      By:  /s/ RICH LOVGREN
- -------------------------------          ---------------------------
Title:                                Title:  Vice President,
      -------------------------             ------------------------
                                      Secretary and General Counsel
                                      ------------------------------

Attest:                               CHASEMELLON SHAREHOLDER
                                            SERVICES, L.L.C.
        [SEAL]

                                      By:  /s/ PAUL COLLINS
- -------------------------------          ---------------------------
Title:                                Title:  Vice President
      -------------------------             ------------------------



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